UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 28, 2011
Commercial Vehicle Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34365	41-1990662

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7800 Walton Parkway, New Albany, Ohio	43054

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 614-289-5360
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On January 28, 2011, Commercial Vehicle Group, Inc. (the “Company”) entered into, and consummated the acquisition contemplated by, an Asset Purchase Agreement (the “Agreement”), pursuant to which the Company’s newly formed subsidiary, CVG Alabama, LLC (“Buyer”), acquired substantially all of the assets and business of Bostrom Seating, Inc. (“Seller”), a manufacturer and supplier of seating products, including seat components and seat assemblies for the Class 5-8 commercial vehicle, agricultural, construction, bus and specialty vehicle markets. Seller is a subsidiary of Accuride Corporation (“Accuride”).
Pursuant to the Agreement, Buyer purchased the acquired assets for a purchase price of $8,785,000 in cash, subject to a potential working capital adjustment, and assumed certain liabilities relating to the acquired business. Of that cash purchase price, $1 million was placed into a one year escrow securing the indemnification obligations of Seller to the Buyer. Under the terms of the Agreement, the Company agreed to abide by certain covenants, including a covenant not to transfer any material portion of the acquired assets to any affiliate of the Company without the consent of Seller, and Accuride agreed to abide by certain covenants, including covenants not to compete and not to solicit employees for a period of three years and the guaranty of Seller’s performance of its obligations under the Agreement.
The foregoing description of the Agreement is a summary of, and does not purport to be a complete statement of, the Agreement or the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the full text of the Agreement, which will be filed as an Exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010. The Agreement will be filed to provide investors with information regarding its terms but is not intended to provide any other factual information about the Company, Buyer, Seller or Accuride. The Agreement contains representations and warranties made only for the purposes of the Agreement solely for the benefit of the parties thereto, and are not intended to be and should not be relied upon by any other person. These representations and warranties should not be treated as establishing matters of fact, but rather as a way of allocating risk between the parties. Moreover, certain of the representations and warranties may be subject to limitations agreed upon by the parties to the Agreement and are qualified by information in confidential disclosure schedules. These representations and warranties may apply standards of materiality in a way that is different from what may be material to investors, and were made only as of the date of the Agreement or such other date or dates as may be specified in the Agreement and are subject to more recent developments. Accordingly, investors are not third party beneficiaries under the Agreement and should not rely on the representations and warranties in the Agreement as characterizations of the actual state of facts.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Commercial Vehicle Group, Inc.
January 31, 2011	By:	/s/ Chad M. Utrup
		Name:	Chad M. Utrup
		Title:	Chief Financial Officer